File No. 024-11807

As filed with the Securities and Exchange Commission on March 10, 2022

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated March 10, 2022

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

New Frontier Energy, Inc.

100,000,000 Shares of Common Stock

By this Offering Circular, New Frontier Energy, Inc. a Colorado corporation, is offering for sale a maximum of 100,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $_____[0.01-0.05] per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $5,000 of the Offered Shares is required in this offering, with any additional purchase required to be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments.

Upon qualification of this offering by the SEC, a total of $382,500 of principal amount convertible notes (the “Subject Convertible Notes”) will, by their terms, be eligible for conversion into Offered Shares (the Offered Shares issued upon conversion of the Subject Convertible Notes are referred to as the “Conversion Shares”), at the election of their respective holders, at the offering price for all of the Offered Shares, $_____[0.01-0.05] per share converted. (See “Use of Proceeds” and “Plan of Distribution”).

Please see the “Risk Factors” section, beginning on page 4, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence on or around March 22, 2022; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public	Commissions (1)	Proceeds to Company (2)
Common Stock	100,000,000	$_____[0.01-0.05]	$-0-	$______[1,000,000-5,000,000](3)
(1)			We do not intend to offer and sell the Offered Shares through registered broker-dealers or utilize finders. However, should we determine to employ a registered broker-dealer of finder, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.
(2)			Does not account for the payment of expenses of this offering estimated at $15,000. See “Plan of Distribution.”
(3)			The amount of proceeds received by us includes a total of $382,500 of principal amount of the Subject Convertible Notes, plus accrued interest through the date of their respective conversions. After deducting the aggregate amount due (principal and interest) under the Subject Convertible Notes, we will receive cash proceeds from sales of the Offered Shares equal to approximately $______[600,000-4,600,0000]. (See “Use of Proceeds” and “Plan of Distribution”)

Our common stock is quoted in the over-the-counter under the symbol “NFEI” in the OTC Pink marketplace of OTC Link. On March 9, 2022, the closing price of our common stock was $0.019 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our single outstanding share of Series A Convertible Preferred Stock, which effectively precludes current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Convertible Preferred Stock has the following voting rights: each share of Series A Convertible Preferred Stock shall have voting rights equal to four times the sum of both (1) all shares of our common stock issued and outstanding at time of voting and (2) all other preferred stock voting rights. Our sole officer and director, as the owner of the single outstanding share of the Series A Convertible Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

You should purchase Offered Shares only if you can afford a complete loss of your investment. See “Risk Factors”, beginning on page 4, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under Plan of Distribution-State Law Exemption and Offerings to Qualified Purchasers-Investor Suitability Standards (page 15). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ______, 2022.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to New Frontier Energy, Inc., a Colorado corporation, and our wholly-owned subsidiary, The American Property Holdings Company of Florida, Inc., a Florida corporation.

Our Company

Our company was organized under the laws of the State of Colorado as Storage Finders.com, Inc. on January 7, 2000. In March 2001, our corporate name changed to New Frontier Energy, Inc. and our company commenced operations in the oil and gas industry through the acquisition of all of the outstanding shares of Skyline Resources, Inc. Skyline operated as our subsidiary through the close of business on February 28, 2005, at which time it was merged into our company.

From the fourth quarter of 2014 until April 26, 2021, we were a “shell company.” Our management believes that we became a shell company at such time as the oil and gas business operated by our company’s prior management into the fourth quarter of 2014 failed. Such prior management, then, abandoned our company. This extended period of our being a shell company included a custodial period that extended from December 30, 2020, to April 26, 2021, during which our custodian revived our company.

On April 26, 2021, our former sole officer and director, Elliott Polatoff, acquired control of our company from Rhonda Keaveey, the principal of our former custodian, Small Cap Compliance LLC, for $45,000 in cash. Following this change in control, our Board of Directors determined to enter the real estate development and management business. During the remainder of 2021, we made small investments in three real estate properties located in Florida. (See “Business” and “Certain Relationships and Related Transactions—Changes in Control”).

On January 16, 2022, our current sole officer and director, Richard Edelson, acquired control of our company from Mr. Polatoff by delivery of a promissory note, $45,000 principal amount, bearing interest at 10% per annum, due January 16, 2023. (See “Business” and “Certain Relationships and Related Transactions—Changes in Control”).

Offering Summary

Securities Offered	100,000,000 shares of common stock, par value $0.001 (the Offered Shares).
Offering Price	$_____[0.01-0.05] per Offered Share.
Shares Outstanding Before This Offering	74,786,517 shares issued and outstanding as of the date hereof.
Shares Outstanding After This Offering	174,786,517 shares issued and outstanding, assuming the sale of all of the Offered Shares hereunder.
Minimum Number of Shares to Be Sold in This Offering	None
Disparate Voting Rights	Our single outstanding share of Series A Convertible Preferred Stock possesses superior voting rights, which effectively preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Convertible Preferred Stock has the following voting rights: each share of Series A Convertible Preferred Stock shall have voting rights equal to four times the sum of both (1) all shares of our common stock issued and outstanding at time of voting and (2) all other preferred stock voting rights. Our sole officer and director, Richard Edelson, as the owner of the single outstanding share of the Series A Convertible Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).
Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

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Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “NFEI” in the OTC Pink marketplace of OTC Link.
Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.
Conversion of the Subject Convertible Notes	Upon qualification of this offering by the SEC, a total of $382,500 of principal of the Subject Convertible Notes, plus accrued interest through the date of their respective conversions, will, by their terms, be eligible for conversion into Offered Shares (the Conversion Shares, at the election of their respective holders, at the offering price for all of the Offered Shares, $_____[0.01-0.05] per share converted. We would realize approximately $400,000 of proceeds from the sale and issuance of the Conversion Shares and there would be approximately _________[60,000,000-92,000,000] Offered Shares remaining for sale pursuant to this Offering Circular. (See “Use of Proceeds” and “Plan of Distribution”).
Use of Proceeds	We will apply the cash proceeds of this offering for the acquisition of real estate properties, general and administrative expenses, payroll expenses and working capital. (See “Use of Proceeds”).
Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.
Corporate Information	Our principal executive offices are located at 5764 North Orange Blossom Trail, PMB6000, Orlando, Florida 32810; our telephone number is (929) 251-4907; We do not have a corporate website.

Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Associated with the Novel Coronavirus (COVID-19)

It is possible that the Coronavirus (“COVID-19”) pandemic could cause long-lasting stock market volatility and weakness, as well as long-lasting recessionary effects on the United States and/or global economies. Should the negative economic impact caused by the COVID-19 pandemic result in continuing long-term economic weakness in the United States and/or globally, our ability to expand our business would be severely negatively impacted. It is possible that our company would not be able to sustain during any such long-term economic weakness.

Risks Related to Our Company

We are emerging from an extended period of dormancy and expect to experience operating losses for at least the next year; losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. For the nine months ended November 30, 2021, we incurred a net loss of $318,127 (unaudited) and, as of that date, we had an accumulated deficit of $16,498,914 (unaudited). For the years ended February 28, 2021 and 2020, we had net income of $-0- (unaudited) and $-0- (unaudited), respectively, and, as of both such dates, we had an accumulated deficit of $16,132,000 (unaudited). Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

There is doubt about our ability to continue as a viable business. We have revenues from our operations. There is no assurance that we will ever earn a profit from our operations in future financial periods.

We may be unable to obtain sufficient capital to implement our full plan of business plan. Currently, we do not have sufficient financial resources with which to establish our full plan of business. There is no assurance that we will be able to obtain sources of financing, in order to satisfy our working capital needs.

We do not have a successful operating history; we do not have a long-term operating history with respect to our newly commenced business efforts. We are without a long-term history of operations in the real estate development and management industry, which makes an investment in our common stock speculative in nature. Because of this lack of operating history, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the establishment of a new business, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing awareness and acceptance of our products and services. Our performance and business prospects will suffer, in particular, if we are unable to:

•	our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a going concern;
•	our ability to execute our business strategies;
•	our ability to manage our expansion, growth and operating expenses;
•	our ability to compete and succeed in the highly competitive real estate industry; and
•	future geopolitical events and economic crisis.

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There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

We may not be successful in establishing our real estate business model. We are unable to offer assurance that we will be successful in establishing our real estate development business model. Should we fail to do so, you can expect to lose your entire investment in the Offered Shares.

We may never earn a profit in future financial periods. Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit in future financial periods.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our operations, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our executive officers; the loss of these executive officers could disrupt our operations and adversely affect the further development of our business. Our success in establishing implementing our business strategies will depend, primarily, on the continued service of our sole officer and director, Richard Edelson. The loss of service of Mr. Edelson, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not entered into employment agreements with Mr. Edelson. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our real estate development and management business strategies are based on independent market studies. We have not commissioned any independent market studies with respect to the real estate development and management industry. Rather, our plans for implementing our businesses and achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in establishing our businesses.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Real Estate Business

Our real estate development and management strategies may not be successful. We will be required to self-develop or become involved in other real estate development and management opportunities, in order to generate revenues. Should we fail in these efforts, our operations will be adversely affected.

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We are in competition with companies that are larger, more established and better capitalized than are we. The real estate development and management industry is highly competitive and subject to change, as there are few barriers to entry. Many of our potential competitors possess substantially greater financial, technical and personnel resources, longer operating histories and greater name recognition. There is no assurance that we will be able to compete successfully in this environment.

Our property acquisition, development and management strategy involves a high risk of loss. We may suffer losses in acquiring and developing properties, including losses due to environmental and other liabilities, labor disputes, occupational health and safety, cost overruns and other factors. Additionally, any properties in which we have an interest may decline in value for reasons specific to the property, in particular, or the real estate market, in generally.

The returns we earn on our real estate assets will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties. The returns we earn on our real estate assets will be impacted by risks generally incident to the ownership of real estate, including:

•	changes in local conditions, including oversupply of space or reduced demand for real estate assets of the type we own;
•	inflation and other increases in operating costs, including insurance premiums, utilities and real estate taxes;
•	changes in supply of, or demand for, similar or competing properties in a geographic area;
•	an inability to refinance properties on favorable terms;
•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;
•	the illiquidity of real estate investments generally;
•	changes in tax, real estate, environmental, land use and zoning laws;
•	vacancies or inability to rent space on favorable terms;
•	acts of God, such as earthquakes, floods and hurricanes;
•	inability to collect rents from tenants;
•	discretionary consumer spending and changing consumer tastes; and
•	periods of high interest rates and negative capital market conditions.

Further, we may be limited in our ability to vary our portfolio in response to changes in economic, market or other conditions, including by restrictions on transfer imposed by our joint venture partners, if any, or by our lenders, if any. Additionally, the return on our real estate assets also may be affected by a continued or exacerbated general economic slowdown, as a whole, or by the local economy where our current properties are located, including:

•	poor economic conditions may result in defaults by tenants of our properties;
•	job transfers and layoffs may cause tenant vacancies to increase; and
•	increasing concessions, reduced rental rates or capital improvements may be required to maintain occupancy levels.

As a result of limited geographic diversification of our real property interests in the State of Florida, our operating results and the value of our real estate assets may be affected by local economic changes that have an adverse impact on the real estate market in this area. Currently, all of our real property interests are located in the State of Florida. As a result of this limited geographic diversification, our operating results and the value of our real estate assets are likely to be impacted by economic changes affecting the real estate markets in this area. We are subject to greater risk, to the extent that we lack a geographically diversified portfolio.

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Continued market disruptions may adversely affect our operating results. In recent years, the global financial markets have experienced pervasive and fundamental disruptions. A disruption in the financial markets often results in a significant negative impact on the financial markets. Such disruptions have had, and may continue to have, an adverse impact on the availability of credit to businesses, generally, and have resulted in, and could lead to, further weakening of the U.S. economy. Our business may be adversely affected by market and economic challenges experienced by the U.S. economy or real estate industry generally or by the local economic conditions where our properties are located.

Our operating results could be negatively impacted during periods of rising inflation or during periods of deflation. Inflationary expectations or periods of rising inflation could also be accompanied by rising prices of commodities that are critical to the development or maintenance of real estate assets or to the return expected with respect to such assets. During periods of high inflation, capital tends to move to other assets, such as (historically) gold, which may adversely affect the prices at which we are able to sell our real estate interests. The market value of such investments may decline in value in times of higher inflation rates.

During periods of deflation, the demand for assets in which we have invested could fall, reducing the revenues generated by, and the value of, such investments, resulting in reduced returns to us. Where operating costs and expenses associated with any such investments do not fall by a corresponding amount, the rate of return to us could be further reduced. As a result, it may be more difficult for leveraged assets to meet or service their debt obligations. Periods of deflation are often characterized by a tightening of money supply and credit, which could limit the amounts available to us with which to acquire or refinance our investments, which would limit the number and size of investments that we may make and affect the rate of return to us. Such economic constraints could also make the real estate assets in which we may invest more illiquid, preventing us from divesting such assets efficiently and reducing the return to us from such investments.

Future co-venture partners or other future partners in co-ownership arrangements could take actions that decrease the value of an investment to us and lower our overall return on our investments. In the future, we expect to enter into co-venture arrangements with third parties in connection with our real estate investments. Such investments may involve risks not otherwise present with other forms of real estate investment, including, for example:

•	the possibility that our co-venturer or partner might become bankrupt;
•	the possibility that a co-venturer or partner might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us or the investment;
•	the possibility that a co-venturer or partner may, at any time, have economic or business interests or goals that are, or that become, inconsistent with our business interests or goals;
•	the possibility that, because a co-venturer or partner will have competing interests for its time and resources, it may find it difficult to allocate its time between our business and its other activities;
•	the possibility that we may incur liabilities as the result of an action taken by a co-venturer or partner; or
•	the possibility that a co-venturer or partner may exercise buy/sell rights that force us either to acquire the entire investment or dispose of our share, at a time and price that may not be consistent with our investment objectives.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect our returns. The nature of the activities at certain properties in which we may own an interest may expose us and our tenants or operators to potential liability for personal injuries and, in certain instances, property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that may be uninsurable or not economical to insure, or may be insured subject to limitations such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. We cannot assure you that we will have adequate coverage for any such losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of the particular asset will likely be reduced by the uninsured loss. In addition, we cannot assure you that we will be able to fund any uninsured losses.

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The costs of compliance with environmental laws and regulations may adversely affect our operating results. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. These laws and regulations often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. The costs of removing or remediating could be substantial. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent a property or to use the property as collateral for borrowing.

Environmental laws and regulations also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws and regulations provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability on us or that the environmental condition of our properties will not be affected by the manner in which tenants operate their businesses, the existing condition of the land, operations in the vicinity of the properties such as the presence of underground storage tanks, or the activities of unrelated third parties.

We may incur significant costs to comply with the Americans with Disabilities Act or similar laws. Our properties will generally be subject to the Americans with Disabilities Act of 1990, as amended (or “Disabilities Act”). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. In addition, with respect to any apartment properties located in the United States, we also must comply with the Fair Housing Amendment Act of 1988, or FHAA, which requires that apartment communities first occupied after March 13, 1991 be accessible to disabled residents and visitors. We may incur significant costs to comply with these laws.

Property tax increases may reduce the income from our properties. The amount we pay in property taxes may increase from time to time, due to rising real estate values and adjustments in assessments. Increases in real estate values or assessment rate adjustments will result in higher taxes. We may not be able to increase rental revenues sufficiently to cover any such increases in real estate taxes.

Short-term leases may expose us to the effects of declining market rent. To the extent our properties have short-term lease agreements with tenants, there is no assurance that we will be able to renew any such leases as they expire or attract replacement tenants on comparable terms, if at all.

Governmental regulation may increase the costs of operating properties. There are various local, state and federal fire, health, life-safety and similar regulations with which we will be required to comply that may subject us to liability in the form of fines or damages for non-compliance. Complying, or failure to comply, with these laws or regulations could increase the cost of acquiring or operating properties. Further, there can be no assurance that new applications of laws, regulations and policies, or changes in such laws, regulations and policies, will not occur in a manner that could have a detrimental effect on the properties we owned prior to the change, which could result in us incurring added costs to comply or maintain licenses and permits.

Risks Related to Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

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Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

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Risks Related to a Purchase of the Offered Shares

The single outstanding share of our Series A Convertible Preferred Stock effectively precludes current and future owners of our common stock from influencing any corporate decision. Our sole officer and director, Richard Edelson, owns the single outstanding share of our Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock has the following voting rights: each share of Series A Convertible Preferred Stock shall have voting rights equal to four times the sum of both (1) all shares of our common stock issued and outstanding at time of voting and (2) all other preferred stock voting rights. Mr. Edelson, as the owner of the single outstanding share of the Series A Convertible Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. His control of the single outstanding share of Series A Convertible Preferred Stock may also delay or prevent a future change of control of our company at a premium price, if he opposes it.

The single outstanding share of our Series A Convertible Preferred Stock represents potential significant future dilution in ownership of our common stock, including the Offered Shares. The single outstanding share of our Series A Convertible Preferred Stock is, at any time, convertible into a number of shares of our common stock equal to four times the sum of all shares of our common stock and preferred stock then issued and outstanding. As of the date of this Offering Circular, the single outstanding shares of our Series A Convertible Preferred Stock would be convertible into 299,146,068 shares of our common stock. At such time as the single share of Series A Convertible Preferred Stock is converted into shares of common stock, holders of our common stock, including the Offered Shares, will incur significant dilution in their ownership of our company. (See “Dilution—Ownership Dilution”).

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

Our Articles of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors. Our Articles of Incorporation generally limit our officers’ and directors’ personal liability to our company and our shareholders for breach of a fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Colorado Revised Statutes against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding"), to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of our company, or is or was serving at our request whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, we may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for us. Such an indemnification payment might deplete the our assets. Shareholders who have questions regarding the fiduciary obligations of our officers and directors should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

Shareholders who hold unregistered “restricted securities” will be subject to resale restrictions pursuant to Rule 144, due to the fact that we are deemed to be a former “shell company.” Pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. While we do not believe that we are currently a “shell company”, we were previously a “shell company” and, as such, are deemed to be a former “shell company” under Rule 144. Accordingly, sales of our securities pursuant to Rule 144 may not be able to be made, unless and until we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144 and a period of at least twelve months shall have elapsed from the date “Form 10 information” was filed with the SEC reflecting our status as a non-“shell company.”

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This circumstance may make it more difficult for us to fund our operations and to pay our consultants with our securities in lieu of cash. Further, it may be more difficult for us to obtain funding through the sale of debt or equity securities, unless we agree to register such securities under the Securities Act and/or the Exchange Act, which could cause us to expend additional resources.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares. The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

With respect to our common stock, brokers may be less willing to accept for deposit, and/or to execute transactions in, shares of our common stock, due to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock, including the Offered Shares, and may cause a decline in the market value of an investor’s shares.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;

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•	announcements of innovations or new services by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment; and
•	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company's assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution—Investment Dilution”).

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. The availability for sale of substantial amounts of our common stock pursuant to this offering, under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution—Investment Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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DILUTION

Ownership Dilution

The information under “Investment Dilution” below does not take into account the potential conversion of the single outstanding share of Series A Convertible Preferred Stock into shares of our common stock. The single outstanding share of our Series A Convertible Preferred Stock is, at any time, convertible into a number of shares of our common stock equal to four times the sum of all shares of our common stock and preferred stock then issued and outstanding. As of the date of this Offering Circular, the single outstanding shares of our Series A Convertible Preferred Stock would be convertible into 299,146,068 shares of our common stock. At such time as the single share of Series A Convertible Preferred Stock is converted into shares of common stock, holders of our common stock, including the Offered Shares, will incur significant dilution in their ownership of our company. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares,” “Description of Securities—Series A Convertible Preferred Stock,” and “Security Ownership of Certain Beneficial Owners and Management”).

Investment Dilution

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our pro forma net tangible book value as of November 30, 2021, was $(321,914) (unaudited), or $(0.0043) (unaudited) per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

Assuming the Sale of 100% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of November 30, 2021 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of November 30, 2021 (unaudited)

Dilution in net tangible book value per share to purchasers of Offered Shares in this offering

$.____[0.01-0.05] $(0.0043) $.____[0.0082-0.0311] $.____[0.0039-0.0268] $.____[0.0061-0.0232]
Assuming the Sale of 75% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of November 30, 2021 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of November 30, 2021 (unaudited)

Dilution in net tangible book value per share to purchasers of Offered Shares in this offering

$.____[0.01-0.05] $(0.0043) $.____[0.0072-0.0272] $.____[0.0029-0.0229] $.____[0.0071-0.0271]
Assuming the Sale of 50% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of November 30, 2021 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of November 30, 2021 (unaudited)

Dilution in net tangible book value per share to purchasers of Offered Shares in this offering

$.____[0.01-0.05] $(0.0043) $.____[0.0057-0.0218] $.____[0.0014-0.0175] $.____[0.0086-0.0325]
Assuming the Sale of 25% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of November 30, 2021 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of November 30, 2021 (unaudited)

Dilution in net tangible book value per share to purchasers of Offered Shares in this offering

$.____[0.01-0.05] $(0.0043) $.____[0.0036-0.0136] $.____[(0.0007)-0.0093] $.____[0.0107-0.0407]

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder's fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%		50%		75%		100%
Offered Shares sold		$25,000,000		$50,000,000		$75,000,000		$100,000,000
Gross proceeds		[250,000-1,250,000]		[500,000-2,500,000]		[750,000-3,750,000]		[1,000,000-5,000,000]
Offering expenses		15,000		15,000		15,000		15,000
Net proceeds	$	[235,000-1,235,000]	$	[485,000-2,485,000]	$	[735,000-3,735,000]	$	[985,000-4,985,000]

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%		50%		75%		100%
Real Estate Property Acquisition	$	[95,000-1,135,000]	$	[132,500-2,285,000]	$	[660,000-3,435,000]	$	[885,000-4,585,000]
General and Administrative Expenses		[20,000-50,000]		[40,000-100,000]		[60,000-150,000]		[80,000-200,000]
Working Capital		[5,000-50,000]		[10,000-100,000]		[15,000-150,000]		[20,000-200,000]
Plus the cash value of the amount (principal and interest attributable to the conversion of the Subject Convertible Notes (1)		[120,000-400,000]		[182,500-400,000]		[300,000-400,000]		[400,000-400,000]
Total Net Proceeds	$	[235,000-1,235,000]	$	[485,000-2,485,000]	$	[735,000-3,735,000]	$	[985,000-4,985,000]

(1)	The Subject Convertible Notes were issued, as follows:
	(a)	On July 11, 2021, we issued a $200,000 principal amount convertible promissory note to Elliott Polatoff, our former CEO, in consideration of a $200,000 loan that bears interest at 10% per annum, that is due on July 11, 2022, and is convertible at Mr. Polatoff’s election, into Conversion Shares. The proceeds of this loan were used for general corporate purposes.
	(b)	On November 24, 2021, we issued a $62,500 principal amount convertible promissory note to Elliott Polatoff, our former CEO, in consideration of a $62,500 loan that bears interest at 10% per annum, that is due on November 24, 2022, and is convertible at Mr. Polatoff’s election, into Conversion Shares. The proceeds of this loan were used for general corporate purposes.
	(c)	On January 19, 2022, we issued a $120,000 principal amount convertible promissory note with $20,000 of OID to Saman Safani, in consideration of a $100,000 loan that bears interest at 10% per annum, that is due on January 19, 2023, and is convertible at Mr. Safani’s election, into Conversion Shares. The proceeds of this loan were used for general corporate purposes.

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industries in which we operate, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 100,0000,000 Offered Shares on a best-efforts basis, at a fixed price of $.____[$0.01-$0.05] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Upon qualification of this offering by the SEC, approximately $400,000 in principal and interest of the Subject Convertible Notes will, by the terms of the Subject Convertible Notes, be eligible for conversion into the Conversion Shares, at the election of their respective holders, at the offering price for all of the Offered Shares, or $_____[0.01-0.05]. (See “Use of Proceeds”)

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor's subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Richard Edelson. Mr. Edelson will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Edelson is exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Edelson:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
•	is not an associated person of a broker or dealer; and
•	meets the conditions of the following:

•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8.0% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8.0% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to Mr. Edelson at: rich@getotccurrent.com; all relevant information will be delivered to you by return e-mail.

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Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement; and
•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website at www.maisonluxeny.com, as well as on the SEC's website, www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor's funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Qualification and Investor Suitability Standards” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $5,000 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares in Colorado, Connecticut, Delaware, Georgia and New York. However, we may, at a later date, decide to sell Offered Shares in other states. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state's securities, or Blue Sky, law.

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Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Issuance of Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, $.001 par value per share, and 1,000,000 shares of Series A Convertible Preferred Stock, $.001 par value per share.

As of the date of this Offering Circular, there were 74,786,517 shares of our common stock issued and outstanding, held by 178 holders of record; and one (1) share of Series A Convertible Preferred Stock issued and outstanding, held by one (1) holder of record.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Colorado law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. As of the date of this Offering Circular, our sole officer and director, Richard Edelson, owns no shares of our outstanding common stock.

However, Mr. Edelson owns the single issued and outstanding share of Series A Convertible Preferred Stock and thereby controls all corporate matters relating to our company. (See “Series A Convertible Preferred Stock” below, as well as “Security Ownership of Certain Beneficial Owners and Management” and “Certain Transactions—Change in Control Transactions”).

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our common stock or Series A Convertible Preferred Stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Dividend Policy. We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings. Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Colorado law.

Series A Convertible Preferred Stock

Voting. The Series A Convertible Preferred Stock has the following voting rights: each share of Series A Convertible Preferred Stock shall have voting rights equal to four times the sum of both (1) all shares of our common stock issued and outstanding at time of voting and (2) all other preferred stock voting rights.

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Our sole officer and director, Richard Edelson, owns the single issued and outstanding share of Series A Convertible Preferred Stock and thereby controls all corporate matters of our company. (See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Transactions—Change in Control Transactions”).

Dividends. Holders of Series A Convertible Preferred Stock shall not be entitled to receive dividends paid on our common stock. Dividends paid to holders of the Series A Convertible Preferred Stock are at the discretion of our Board of Directors.

Liquidation Preference. Upon the liquidation, dissolution and winding up of our company, whether voluntary or involuntary, holders of the Series A Convertible Preferred Stock are not entitled to receive any of our assets.

Conversion. Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the Holder, into four times the sum of both (1) all shares of Common Stock issued and outstanding at time of voting and (2) all other Preferred Stock’s voting rights.

Convertible Promissory Notes

As of the date of this Offering Circular, we had outstanding three separate convertible promissory notes (the Subject Convertible Notes). The table below sets forth information with respect to the Subject Convertible Notes. (See “Certain Relationships and Related Transactions—Convertible Promissory Notes”).

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Accrued Interest ($)	Maturity Date	Conversion Terms	Name of Noteholder	Reason for Issuance
7/12/2021	$212,444	$200,000	$12,444	7/11/2022	The conversion price shall be fixed at $0.001 per share; provided, however, should this note be converted into Offered Shares, the conversion price shall be fixed at the offering price hereunder, $____[0.01-0.05].	Elliott Polatoff	Loan
11/24/2021	$64,443	$62,500	$1,943	11/24/2022	The conversion price shall be fixed at $0.001 per share; provided, however, should this note be converted into Offered Shares, the conversion price shall be fixed at the offering price hereunder, $____[0.01-0.05].	Elliott Polatoff	Loan
1/19/2022	$120,776	$120,000	$776	1/19/2023	The conversion price shall be fixed at $0.0075 per share; provided, however, should this note be converted into Offered Shares, the conversion price shall be fixed at the offering price hereunder, $____[0.01-0.05].	Giga Ventures LLC (Saman Safani)	Loan

Transfer Agent

We have retained the services of Issuer Direct Corporation, One Glenwood Avenue, Suite 1001, Raleigh, North Carolina, 27603, as the transfer agent for our common stock. Issuer Direct’s website is located at: www.issuerdirect.com. No information found on Issuer Direct’s website is part of this Offering Circular.

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BUSINESS

History

Our company was organized under the laws of the State of Colorado as Storage Finders.com, Inc. on January 7, 2000. In March 2001, our corporate name changed to New Frontier Energy, Inc. and our company commenced operations in the oil and gas industry through the acquisition of all of the outstanding shares of Skyline Resources, Inc. Skyline operated as our subsidiary through the close of business on February 28, 2005, at which time it was merged into our company.

From the fourth quarter of 2014 until April 26, 2021, we were a “shell company.” Our management believes that we became a shell company at such time as the oil and gas business operated by our company’s prior management into the fourth quarter of 2014 failed. Such prior management, then, abandoned our company. This extended period of our being a shell company included a custodial period that extended from December 30, 2020, to April 26, 2021, during which our custodian revived our company.

On April 26, 2021, our former sole officer and director, Elliott Polatoff, acquired control of our company from Rhonda Keaveey, the principal of our former custodian, Small Cap Compliance LLC, for $45,000 in cash. Following this change in control, our Board of Directors determined to enter the real estate development and management business. During the remainder of 2021, we made small investments in three real estate properties located in Florida. (See “Certain Relationships and Related Transactions—Changes in Control”).

On January 16, 2022, our current sole officer and director, Richard Edelson, acquired control of our company from Mr. Polatoff by delivery of a promissory note, $45,000 principal amount, bearing interest at 10% per annum, due January 16, 2023. (See “Certain Relationships and Related Transactions—Changes in Control”).

The address of our principal executive office is 5764 N Orange Blossom Trail, PMB6000, Orlando, Florida 32810. Our telephone number is (929) 251-4907. We do not have a corporate website.

Recent Changes in Control

From the fourth quarter of 2014 until April 26, 2021, we were a “shell company.” Our management believes that we became a shell company at such time as the oil and gas business operated by our company’s prior management into the fourth quarter of 2014 failed. Such prior management, then, abandoned our company. This extended period of our being a shell company included a custodial period that extended from December 30, 2020, to April 26, 2021, during which our custodian revived our company.

On April 26, 2021, our former sole officer and director, Elliott Polatoff, acquired control of our company from Rhonda Keaveey, the principal of our former custodian, Small Cap Compliance LLC, for $45,000 in cash. Following this change in control, our Board of Directors determined to enter the real estate development and management business. During the remainder of 2021, we made small investments in three real estate properties located in Florida. (See “Certain Relationships and Related Transactions—Changes in Control”).

On January 16, 2022, our current sole officer and director, Richard Edelson, acquired control of our company from Mr. Polatoff by delivery of a promissory note, $45,000 principal amount, bearing interest at 10% per annum, due January 16, 2023. (See “Certain Relationships and Related Transactions—Changes in Control”).

Our Real Estate Business

Our company acts as a holding company with one operating subsidiary, The American Property Holdings Company of Florida, Inc., a Florida corporation, for our real estate investments.

To date, due to a lack of significant capital, we have made relatively small investments, as a passive investor, in three separate projects (see “Current Projects” below). Once we obtain additional capital, through this offering or otherwise, we intend to purchase and manage real estate properties, primarily single-family homes, located in North and Central Florida. However, it is possible that our management will cause our company to acquire real estate properties in other areas of the United States, should such properties offer opportunities of future profits.

Current Projects

Jaguar. We own a less than 1% interest in a collection of three multi-family, value-add investment properties totaling 842 units in the Jacksonville, Florida, market. Jacksonville is one of the nation’s top rent growth markets and is noted for its strength and resilience throughout the COVID-19 pandemic. Our investment is comprised of The Columns Apartments (246 Units), Cross Creek Apartments (292 Units) and Riverview Apartments (304 Units). The three properties are well located within the Interstate-295 beltway loop. Cross Creek Apartments are located on Jacksonville’s west side, while The Columns Apartments and Riverview Apartments are located in southeast Jacksonville. The properties have a combined population of 247,000 within three miles and all have an average household income in excess of $60,000 within three miles.

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Falcon Point. We own a less than 1% interest in a multi-family property known as “Falcon Point Apartments.” The Falcon Point Apartments is a best-in-class 192-unit community built in 1989, strategically located in Kansas City’s booming Northland (Clay County) submarket, the metro’s fastest growing area over the last decade in terms of its population and employment growth. Falcon Point has been held by current ownership for over 20 years and has been meticulously maintained during this time. The low-density site is surrounded by mature trees which create a serene, park-like living environment, while the property’s frontage along US Hwy 169 provides unparalleled access to the metro. All units feature separate dining areas and washers/dryers, while a best-of-class amenity package includes a 24-hour fitness center, sparkling swimming pool, dog park, and walking trail.

Casablanca Apartments. We own a less than 1% interest in a multi-family property known as “Casablanca Apartments.” The Casablanca Apartments is a 241-unit, garden-style rental community comprised of 24 two-story residential buildings, a two-story clubhouse and a single-story laundry building, all situated on an eight acre site. The property is located within the University submarket of Tampa, Florida. With nearly 260,000 residents within a 5 mile radius, the University submarket has experienced a significant population boom in the past 20 years. The Casablanca Apartments are situated on North 22nd Street, with ease of access to Interstate-275, offering a quick commute to downtown Tampa and Tampa International Airport.

Competition

We are in competition with companies that are larger, more established and better capitalized than are we. The real estate industry is highly competitive and subject to change, as there are few barriers to entry. Many of our potential competitors possess substantially greater financial, technical and personnel resources, longer operating histories and greater name recognition. There is no assurance that we will be able to compete successfully in this environment.

Regulation

There are various local, state and federal fire, health, life-safety and similar regulations with which we will be required to comply that may subject us to liability in the form of fines or damages for non-compliance. Complying, or failure to comply, with these laws or regulations could increase the cost of acquiring or operating properties.

Further, there can be no assurance that new applications of laws, regulations and policies, or changes in such laws, regulations and policies, will not occur in a manner that could have a detrimental effect on the properties we owned prior to the change, which could result in us incurring added costs to comply or maintain licenses and permits.

Intellectual Property

In General. Our policy is to establish, enforce and protect our intellectual property rights using the intellectual property laws.

Patents. Currently, we own no interest in any patent or patent application.

Trademarks. we own no interest in any trademark.

Facilities

Until such time as our operations warrant, we do not intend to lease any office space for our operations. Until such time, our sole officer and director, Richard Edelson, will provide necessary office space without charge.

Employees

We currently have no employees; our sole officer and director, Richard Edelson, oversees our business development, corporate administration and business operations. Mr. Edelson also oversees record keeping and financial reporting functions. We intend to hire a small number of employees, at such times as business conditions warrant. We have used, and, in the future, expect to use, the services of certain outside consultants and advisors as needed, on a consulting basis.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” We assume no obligation to update any of the forward-looking statements included herein.

Effects of COVID-19

On January 30, 2020, the World Health Organization declared the COVID-19 (coronavirus) outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. The virus and actions taken to mitigate its spread have had and are expected to continue to have a broad adverse impact on the economies and financial markets of many countries, including the geographical areas in which our company operates. To date, we do not believe that COVID-19 has had a material impact on our company’s operations.

Recent Changes in Control and New Business Plan

From the fourth quarter of 2014 until April 26, 2021, we were a “shell company.” Our management believes that we became a shell company at such time as the oil and gas business operated by our company’s prior management into the fourth quarter of 2014 failed. Such prior management, then, abandoned our company. This extended period of our being a shell company included a custodial period that extended from December 30, 2020, to April 26, 2021, during which our custodian revived our company.

On April 26, 2021, our former sole officer and director, Elliott Polatoff, acquired control of our company from Rhonda Keaveey, the principal of our former custodian, Small Cap Compliance LLC, for $45,000 in cash. Following this change in control, our Board of Directors determined to enter the real estate development and management business. During the remainder of 2021, we made small investments in three real estate properties located in Florida. (See “Business” and “Certain Relationships and Related Transactions—Changes in Control”).

On January 16, 2022, our current sole officer and director, Richard Edelson, acquired control of our company from Mr. Polatoff by delivery of a promissory note, $45,000 principal amount, bearing interest at 10% per annum, due January 16, 2023. (See “Business” and “Certain Relationships and Related Transactions—Changes in Control”).

Results of Operations

Nine Months Ended November 30, 2021 (“Interim 2021”) and 2020 (“Interim 2020”). During Interim 2021, our business operations generated no revenue. We expect that our operations will begin to produce revenue during the second quarter of 2022. There is no assurance that such will be the case, however. We expect to incur operating losses through at least the third quarter of 2022. Further, because of our current lack of growth capital and the uncertainty of our obtaining needed capital, we are unable to predict the levels of our future revenues.

During Interim 2021, we incurred operating expenses of $318,127 (unaudited), which were comprised of $6,350 (unaudited) in interest expense, $302,777 (unaudited) in officer compensation and $9,000 (unaudited) in legal and professional fees. Our net loss for Interim 2021 was $(318,127) (unaudited).

During Interim 2020, we were a “shell” company had no revenues and incurred no expenses.

Years Ended February 28, 2021 (“Fiscal 2021”) and 2020 (“Fiscal 2020”). During Fiscal 2021 and Fiscal 2020, we were a “shell” company had no revenues and incurred no expenses.

Plan of Operation

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

To date, due to a lack of significant capital, we have made relatively small investments, as a passive investor, in three separate projects. (See “Business—Current Projects”). Once we obtain additional capital, through this offering or otherwise, we intend to purchase and manage real estate properties, primarily single-family homes, located in North and Central Florida. However, it is possible that our management will cause our company to acquire real estate properties in other areas of the United States, should such properties offer opportunities of future profits.

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Financial Condition, Liquidity and Capital Resources

November 30, 2021. At November 30, 2021, our company had $2,500 (unaudited) in cash and had a working capital deficit of $571,914 (unaudited), compared to $-0- (unaudited) in cash and $-0- (unaudited) in working capital at February 28, 2021. During the nine months ended November 30, 2021, we obtained a total of $200,000 in cash from a loan from our sole officer and director for which we issued a convertible promissory note with an aggregate principal amount of $200,000.We have applied the funds obtained from such loans to operating expenses and for working capital.

Our company’s current cash position of approximately $24,500 is not adequate for our company to maintain its present level of operations through 2022. We must obtain additional capital from third parties, including in this offering, to implement our full business plans. There is no assurance that we will be successful in obtaining such additional capital.

Convertible Promissory Note. As of the date of this Offering Circular, we had outstanding three separate convertible promissory notes (the Subject Convertible Notes). The table below sets forth information with respect to the Subject Convertible Notes. (See “Certain Relationships and Related Transactions—Convertible Promissory Notes”).

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Accrued Interest ($)	Maturity Date	Conversion Terms	Name of Noteholder	Reason for Issuance
7/12/2021	$212,444	$200,000	$12,444	7/11/2022	The conversion price shall be fixed at $0.001 per share; provided, however, should this note be converted into Offered Shares, the conversion price shall be fixed at the offering price hereunder, $____[0.01-0.05].	Elliott Polatoff	Loan
11/24/2021	$64,443	$62,500	$1,943	11/24/2022	The conversion price shall be fixed at $0.001 per share; provided, however, should this note be converted into Offered Shares, the conversion price shall be fixed at the offering price hereunder, $____[0.01-0.05].	Elliott Polatoff	Loan
1/19/2022	$120,776	$120,000	$776	1/19/2023	The conversion price shall be fixed at $0.0075 per share; provided, however, should this note be converted into Offered Shares, the conversion price shall be fixed at the offering price hereunder, $____[0.01-0.05].	Giga Ventures LLC (Saman Safani)	Loan

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

To date, we have not entered into any significant long-term obligations that require us to make monthly cash payments.

Capital Expenditures

We made no capital expenditures during the year ended February 28, 2021, nor during the nine months ended November 30, 2021. However, should be obtain proceeds in this offering, or otherwise, we expect to make capital expenditures during the next twelve months. We are unable to predict the amount or timing of any such expenditures.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
Richard Edelson	52	Chief Executive Officer, Chief Financial Officer, Secretary and Director

Our company’s Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of their respective successors at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. Certain information regarding the background of our sole officer and director is set forth below.

Richard Edelson became our sole officer and director on January 16, 2022. Since 2015, Mr. Edelson has owned and operated Get OTC Current, a financial services company. From 2013 to 2015, Mr. Edelson was a salesman in the automobile industry. From 2010 through 2012, he was CFO of the Alternative Asset Group of Royal Bank of Canada. Mr. Edelson earned a B.S. degree in accounting from CW Post College, Brookville, New York.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our sole officer and director, his other business interests and his involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

During the year ended February 28, 2021, our Board of Directors did not hold a meeting and did not take any action by written consent in lieu of a meeting.

Independence of Board of Directors

Our sole director is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Richard Edelson, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Edelson collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

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EXECUTIVE COMPENSATION

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by or contributed to by our company.

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Fiscal Year Ended 2/28	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard Edelson * CEO	2021 2020	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---
Elliott Polatoff ** Former CEO	2021 2020	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---

*	Mr. Edelson did not become an officer and director of our company until January 16, 2022.
**	Mr. Polatoff was an officer and director of our company from April 26, 2021, to January 16, 2022.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard Edelson	---	---	---	---	n/a	---	n/a	---	---

Employment Agreement

We have not entered into an employment agreement with our sole officer, Richard Edelson, and there is no present intention to do so.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The table below does not give effect to the following:

Series A Convertible Preferred Stock Conversion. The table below does not give effect to the issuance of shares of our common stock upon conversion of the single outstanding share of Series A Convertible Preferred Stock, which is owned by our sole officer and director, Richard Edelson. The single outstanding share of our Series A Convertible Preferred Stock is, at any time, convertible into a number of shares of our common stock equal to four times the sum of all shares of our common stock and preferred stock then issued and outstanding. As of the date of this Offering Circular, the single outstanding shares of our Series A Convertible Preferred Stock would be convertible into 299,146,068 shares of our common stock. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Dilution—Ownership Dilution”).

In light of the caveat set forth above, the following table sets forth information as of the date of this Offering Circular known to us relating to the beneficial ownership of shares of our voting securities by: each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock; each director; each named executive officer; and all named executive officers and directors as a group. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Share Ownership Before This Offering		Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Effective Voting Power
Common Stock
Executive Officers and Directors
Richard Edelson	0	0%	0	0%	See Note 3
Officers and directors, as a group (1 person)	0	0%	0	0%	See Note 5
5% Owners
Iris Energy Holdings Limited(4)	37,865,381	50.63%	37,865,381	21.66%
Series A Convertible Preferred Stock(5)
Richard Edelson	1	100%	1	100%

(1)	Based on 74,786,517 shares outstanding, before this offering.
(2)	Based on 174,786,517 shares outstanding, assuming the sale of all of the Offered Shares, after this offering.
(3)	Our sole officer and director, Richard Edelson, owns the single outstanding share of Series A Convertible Preferred Stock (see Note 5). Mr. Edelson will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.
(4)	The address of this entity is: 07-95A UBI Techpark 10 UBI Crescent, Singapore 408564. Samyak Veera is the control person of this entity.
(5)	The Series A Convertible Preferred Stock has the following voting rights: each share of Series A Convertible Preferred Stock shall have voting rights equal to four times the sum of both (1) all shares of our common stock issued and outstanding at time of voting and (2) all other preferred stock voting rights.

Series A Convertible Preferred Stock

Currently, there is a single share of our Series A Convertible Preferred Stock issued and outstanding, which is owned by Richard Edelson, our sole officer and director, and, through his ownership thereof, controls all corporate matters of our company.

The Series A Convertible Preferred Stock has the following voting rights: each share of Series A Convertible Preferred Stock shall have voting rights equal to four times the sum of both (1) all shares of our common stock issued and outstanding at time of voting and (2) all other preferred stock voting rights. (See “Description of Securities—Series A Convertible Preferred Stock”).

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Recent Changes in Control

From the fourth quarter of 2014 until April 26, 2021, we were a “shell company.” Our management believes that we became a shell company at such time as the oil and gas business operated by our company’s prior management into the fourth quarter of 2014 failed. Such prior management, then, abandoned our company. This extended period of our being a shell company included a custodial period that extended from December 30, 2020, to April 26, 2021, during which our custodian revived our company.

On April 26, 2021, our former sole officer and director, Elliott Polatoff, acquired control of our company from Rhonda Keaveey, the principal of our former custodian, Small Cap Compliance LLC, for $45,000 in cash. Following this change in control, our Board of Directors determined to enter the real estate development and management business. During the remainder of 2021, we made small investments in three real estate properties located in Florida. (See “Business” and “Certain Relationships and Related Transactions—Changes in Control”).

On January 16, 2022, our current sole officer and director, Richard Edelson, acquired control of our company from Mr. Polatoff by delivery of a promissory note, $45,000 principal amount, bearing interest at 10% per annum, due January 16, 2023. (See “Business” and “Certain Relationships and Related Transactions—Changes in Control”).

Related-Party Loans

On July 12, 2021, we issued a convertible promissory note in the principal amount of $200,000, in consideration of a loan in that amount by Elliott Polatoff, who was our sole officer and director at the time of such transaction. The convertible promissory note issued to Mr. Polatoff bears interest at 10% per annum, with principal and interest due on July 11, 2022. Principal and interest under this convertible promissory note may be converted into shares of our common stock at any time, and from time to time, at a fixed conversion price of $0.001 per share, unless Mr. Polatoff elects to convert amounts due into Offered Shares. (See “Use of Proceeds” and “Plan of Distribution”). As of the date of this Offering Circular, the outstanding balance of this convertible promissory note was $212,444, including accrued interest.

On November 24, 2021, we issued a convertible promissory note in the principal amount of $62,500, in consideration of a loan in that amount by Elliott Polatoff. The convertible promissory note issued to Mr. Polatoff bears interest at 10% per annum, with principal and interest due on November 24, 2022. Principal and interest under this convertible promissory note may be converted into shares of our common stock at any time, and from time to time, at a fixed conversion price of $0.001 per share, unless Mr. Polatoff elects to convert amounts due into Offered Shares. (See “Use of Proceeds” and “Plan of Distribution”). As of the date of this Offering Circular, the outstanding balance of this convertible promissory note was $64,443, including accrued interest.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC, Flower Mound, Texas. Newlan Law Firm, PLLC owns no securities of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

27

INDEX TO FINANCIAL STATEMENTS

NEW FRONTIER ENERGY, INC.

28

NEW FRONTIER ENERGY, INC.

BALANCE SHEETS

AS ON NOVEMBER 30, 2021

(Unaudited)

	As on November 30, 2021 Amount in $	As on November 30, 2020 Amount in $

Assets

Current Assets
Cash and cash equivalents	$2,500	$–
Total Current Assets	2,500	–

Other Assets
Investments	250,000	–
Total Other Assets	250,000	–

Total Assets	$252,500	$–

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Notes payable - related parties	$262,500	$–
Accrued expenses - related parties	311,914	–
Total Current Liabilities	574,414	–

Total Liabilities	574,414	–

MEMBERS' EQUITY
Series A convertible preferred stock; 1,000,000 authorized; par value $0.001 1 share issued and outstanding as of November 30, 2021 and 2020	–	–
Common stock 1,000,000,000 authorized; par value $0.001; 74,786,517 shares issued and outstanding as November 30, 2021 and 2020	74,787	74,787
Additional paid in capital	16,102,213	16,057,213
Retained earnings	(16.498,914)	(16,132,000)
Total stockholders' equity	(321,914)	–

Total Liabilities and stockholders' equity	$252,500	$–

The accompanying notes are an integral part of these financial statements.

F-1

NEW FRONTIER ENERGY, INC.

STATEMENTS OF OPERATIONS

FOR THE QUARTER ENDED NOVEMBER 30, 2021

(Unaudited)

	For the quarters ended
	November 30, 2021 Amount in $	November 30, 2020 Amount in $
Revenue	$–	$–
Cost of revenue	–	–
Gross profit	–	–

Operating expenses:
Interest expense	6,350	–
Officer compensation	302,777
Legal & professional fees	9,000	–
Total operating expenses	318,127	–

Other income	–	–

Net loss	$(318,127)	$–

The accompanying notes are an integral part of these financial statements.

F-2

NEW FRONTIER ENERGY, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

(Unaudited)

	Series A Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, February 28, 2019	–	$–	$74,786,517	$74,787	$16,057,213	$(16,132,000)	$–
Net income for the year ended February 28, 2020	–	–	–	–	–	–	–
Balance, February 28, 2020	–	$–	74,786,517	$74,787	$16,057,213	$(16,132,000)	$–
Net income for the year ended February 28, 2021	–		–	–	–	–	–
Balance, February 28, 2021	–	$–	74,786,517	$74,787	$16,057,213	$(16,132,000)	$–
Issuance of Series A preferred stock for services	1	–	–	–	45,000	–	45,000
Net loss for the quarter ended, May 31, 2021	–	–			–	(45,000)	(45,000)
Balance, May 31, 2021	1	$–	74,786,517	$74,787	$16,102,213	$(16,177,000)	$–
Net loss for the quarter ended, August 31, 2021	–	–	–	–	–	(3,787)	(3,787)
Balance, August 31, 2021	1	$–	74,786,517	$74,787	$16,102,213	$(16,180,787)	$(3,787)
Net loss for the quarter ended, November 30, 2021	–	–				(318,127)	(318,127)
Balance, November 30, 2021	1	$–	74,786,517	$74,787	$16,102,213	$(16,498,914)	$(321,914)

The accompanying notes are an integral part of these financial statements.

F-3

NEW FRONTIER ENERGY, INC.

STATEMENT OF CASH FLOWS

FOR THE QUARTERS ENDED NOVEMBER 30, 2021

(Unaudited)

	For the quarters ended
	November 30, 2021 Amount in $	November 30, 2020 Amount in $
Cash flows from operating activities
Net loss	$(318,127)	$–
Adjustments to reconcile net income to net cash provided by operating activities:
Notes payable - related parties	62,500	–
Accrued officer compensation	302,777	–
Accrued expenses - related parties	6,350	–

Total adjustments to reconcile net income to net cash provided by operating activities:	371,627	–

Net cash provided by operating activities	53,500	–

Cash flows from investing activities
Investments	(150,000)	–

Net cash used in investing activities	(150,000)	–

Net decrease in cash and cash equivalents	(96,500)	–
Cash and cash equivalents at the beginning of the year	99,000	–
Cash and cash equivalents at the end of the year	$2,500	$–

The accompanying notes are an integral part of these financial statements.

F-4

NEW FRONTIER ENERGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE QUARTER ENDED NOVEMBER 30, 2021

(Unaudited)

Note 1 - Organization and Description of Business

New Frontier Energy, Inc. (“NFEI” or the “Company” or “we” or “us”) is an independent energy company engaged in the exploration, development, acquisition, and production of natural gas and crude oil. The Company’s operations are conducted entirely in the continental United States, principally in the Green River Basin in Colorado and Wyoming and the Denver Julesberg Basin in Colorado.

We were originally organized under the laws of the State of Colorado as Storage Finders.com, Inc. on January 7, 2000. In March 2001, we changed our name to New Frontier Energy, Inc. and commenced operations in the oil and gas industry through the acquisition of all of the outstanding shares of Skyline Resources, Inc. Skyline was operated as our subsidiary through the close of business on February 28, 2005, at which time it was merged into the Company.

The Company was reinstated on April 14, 2021, and the custodian filed an amendment to the Articles of Incorporation to raise the authorized number of Common shares to 1,000,000,000 and designate the Series A Convertible Preferred Stock (voting and conversion rights 1 for 1,000). Ms. Keaveney issued 1 share of Preferred A stock to Small Cap Compliance, LLC for services paid on behalf of the Company.

On April 19, 2021, Small Cap Compliance, LLC entered into a Stock Purchase Agreement with Elliott Polatoff. As a result, the shares were transferred, and a change of control occurred. Rhonda Keaveney resigned her positions as CEO, Treasurer, Secretary, and Director. And Elliott Polatoff was appointed President, CEO, and Director, Secretary, and Treasurer.

On August 3, 2021, the company invested $100,000 in Falcon Point Partners, LLC through operating agreement and became member of the LLC.

The Company has elected February 28 as its year end.

Note 2 - Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. These conditions raise substantial doubt about the company’s ability to continue as a going concern Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

F-5

NEW FRONTIER ENERGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE QUARTER ENDED NOVEMBER 30, 2021

(Unaudited)

The management of the Company believes that the Company will remain a going concern in the foreseeable future as CEO of the Company has provided $200,000 to the Company through a promissory note dated July 11, 2021. Moreover, on August 3, 2021, the company invested $100,000 in Falcon Point Partners, LLC through operating agreement and became member of the LLC.

Note 3 - Summary of Significant Accounting Policies Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 2) regarding the assumption that the Company is a “going concern”.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at November 30, 2021 and November 30 , 2021 were $2,500 and $0 respectively. The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

F-6

NEW FRONTIER ENERGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE QUARTER ENDED NOVEMBER 30, 2021

(Unaudited)

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

Fair Value of Financial Instruments

The Company follows FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 30, 2021 and November 30, 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

Share Based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

F-7

NEW FRONTIER ENERGY, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE QUARTER ENDED NOVEMBER 30, 2021

(Unaudited)

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Related Party transactions

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

On July 11, 2021, the Company has issued promissory note having principal amount of $200,000 to Elliott Polatoff, the Company’s CEO, that is convertible into the company’s common stock at a conversion price of $0.001. The note carries a 10% annual interest rate and matures on July 12, 2022.

On September 14, 2021, the Company has issued promissory note having principal amount of $20,000 to Elliott Polatoff, the Company’s CEO, that is convertible into the company’s common stock at a conversion price of $0.001. The note carries a 10% annual interest rate and matures on September 14, 2022.

On November 4, 2021, the Company has issued promissory note having principal amount of $35,000 to Elliott Polatoff, the Company’s CEO, that is convertible into the company’s common stock at a conversion price of $0.001. The note carries a 10% annual interest rate and matures on November 4, 2022.

On November 24, 2021, the Company has issued promissory note having principal amount of $7,500 to Elliott Polatoff, the Company’s CEO, that is convertible into the company’s common stock at a conversion price of $0.001. The note carries a 10% annual interest rate and matures on November 24, 2022.

Recently Issued Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

Note 4 - Stockholder’s Deficit

As of November 30, 2021 the issued and outstanding shares of the Company’s common stock were 74,786,517 and 1 share of Series A Convertible Preferred stock.

F-8

NEW FRONTIER ENERGY, INC.

BALANCE SHEETS

(Unaudited)

	February 28, 2021	February 28, 2020

Assets
Current Assets

Total Assets	$–	$–

LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY
Common stock 500,000,000 authorized; par value $0.001; 74,786,517 shares issued and outstanding at February 28 2021 and 2020	$74,787	$74,787
Additional paid in capital	16,057,213	16,057,213
Retained earnings	(16,132,000)	(16,132,000)
Total stockholders' equity	–	–

Total Liabilities and stockholders' equity	$–	$–

The accompanying notes are an integral part of these financial statements.

F-9

NEW FRONTIER ENERGY, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

For the years ended
	February 28, 2021	February 28, 2020

Revenue
Sales	$–	$–
Total Revenue	–	–

Expenses
Total expenses	–	–

Net income	$–	$–

The accompanying notes are an integral part of these financial statements.

F-10

NEW FRONTIER ENERGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE YEAR ENDED FEBRUARY 28, 2021

(Unaudited)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Balance, February 28, 2019	$74,786,517	$74,787	$16,057,213	$(16,132,000)	$–
Net income for the year ended February 28, 2020	–	–	–	–	–
Balance, February 28, 2020	74,786,517	$74,787	$16,057,213	$(16,132,000)	$–
Net income for the year ended February 28, 2021	–	–	–	–	–
Balance, February 28, 2021	74,786,517	$74,787	$16,057,213	$(16,132,000)	$–

The accompanying notes are an integral part of these financial statements.

F-11

NEW FRONTIER ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

For the years ended
	February 28, 2021		February 28, 2020
Cash flows from operating activities
Net loss		$–	$–

(Decrease) Increase in Cash			–
Cash - Beginning of period			–
Cash - End of period	$		$–

The accompanying notes are an integral part of these financial statements.

F-12

NEW FRONTIER ENERGY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2021

(Unaudited)

Note 1 – Organization and Description of Business

New Frontier Energy, Inc. (“NFEI” or the “Company” or “we” or “us”) is an independent energy company engaged in the exploration, development, acquisition, and production of natural gas and crude oil. The Company’s operations are conducted entirely in the continental United States, principally in the Green River Basin in Colorado and Wyoming and the Denver Julesberg Basin in Colorado.

We were originally organized under the laws of the State of Colorado as Storage Finders.com, Inc. on January 7, 2000. In March 2001, we changed our name to New Frontier Energy, Inc. and commenced operations in the oil and gas industry through the acquisition of all of the outstanding shares of Skyline Resources, Inc. Skyline was operated as our subsidiary through the close of business on February 28, 2005, at which time it was merged into the Company.

The Company was reinstated on April 14, 2021, and the custodian filed an amendment to the Articles of Incorporation to raise the authorized number of Common shares to 1,000,000,000 and designate the Series A Convertible Preferred Stock (voting and conversion rights 1for 1,000). Ms. Keaveney issued 1 share of Preferred A stock to Small Cap Compliance, LLC for services paid on behalf of the Company. On April 19, 2021, Small Cap Compliance, LLC entered into a Stock Purchase Agreement with Elliott Polatoff. As a result, the shares were transferred, and a change of control occurred. Rhonda Keaveney resigned her positions as CEO, Treasurer, Secretary, and Director. And Elliott Polatoff was appointed President, CEO, and Director, Secretary, and Treasurer.

The Company has elected February 28 as its year end.

Note 2 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. These conditions raise substantial doubt about the company’s ability to continue as a going concern Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

F-13

NEW FRONTIER ENERGY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2021

(Unaudited)

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States (See Note 2) regarding the assumption that the Company is a “going concern”.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business. Its planned principal operations have not commenced.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. Consolidated cash and cash equivalents at June 30, 2020 and June 30, 2019 was $0. The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

F-14

NEW FRONTIER ENERGY, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FEBRUARY 28, 2021

(Unaudited)

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

Fair Value of Financial Instruments

The Company follows FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

• Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•         Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

• Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2020 and June 30, 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

F-15

Share Based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “ Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

\Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Recently Issued Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

Note 4 – Stockholder’s Deficit

As of February 28, 2021 the issued and outstanding shares of the Company’s common stock were 74,786,517.

Note 5 – Subsequent Events

On April 16, 2021, and the custodian filed an amendment to the Articles of Incorporation to raise the authorized number of common shares to 1,000,000,000, par value $0.001, from 500,000,000 and designate the Series A Preferred Stock to 1,000,000, par value $0.001 (voting and conversion rights 1 for 1,000).

On April 19, 2021, Small Cap Compliance, LLC entered into a Stock Purchase Agreement with Elliott Polatoff. As a result, the shares were transferred, and a change of control occurred. Rhonda Keaveney resigned her positions as CEO, Treasurer, Secretary, and Director. Elliott Ploatoff was appointed President, CEO, and Director, and Treasurer. The shares were issued as follows:

•	1 Series A preferred shares issued to Elliott Polatoff

On July 11, 2021 Elliott Polatoff, the Company’s CEO, entered into a convertible note in the amount of $200,000 that is convertible into the company’s common stock at a conversion price of $0.001. The note carries a 10% annual interest rate and matures on July 12, 2022.

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PART III – EXHIBITS

Index to Exhibits

Exhibit No.:	Description of Exhibit	Incorporated by Reference to:
2. Charter and Bylaws
2.1	Articles of Incorporation (filed 1/7/2000)	Filed with the 1-A on February 14, 2022.
2.2	Articles of Amendment (filed 3/7/2001)	Filed with the 1-A on February 14, 2022.
2.3	Articles of Share Exchange (filed 6/21/2001)	Filed with the 1-A on February 14, 2022.
2.4	Articles of Share Exchange (filed 2/7/2002)	Filed with the 1-A on February 14, 2022.
2.5	Articles of Amendment (filed 4/15/2004)	Filed with the 1-A on February 14, 2022.
2.6	Amended and Restated Articles of Incorporation (filed 2/3/2005)	Filed with the 1-A on February 14, 2022.
2.7	Statement of Merger (filed 3/18/2005)	Filed with the 1-A on February 14, 2022.
2.8	Articles of Amendment (filed 11/22/2006)	Filed with the 1-A on February 14, 2022.
2.9	Statement of Correction (filed 6/13/2007)	Filed with the 1-A on February 14, 2022.
2.10	Articles of Amendment (filed 5/31/2011)	Filed with the 1-A on February 14, 2022.
2.11	Articles of Amendment (filed 9/10/2012)	Filed with the 1-A on February 14, 2022.
2.12	Articles of Amendment (filed 4/16/2021)	Filed with the 1-A on February 14, 2022.
2.13	Articles of Amendment (filed 2/1/2022)	Filed with the 1-A on February 14, 2022.
2.14	Bylaws	Filed with the 1-A on February 14, 2022.
4. Subscription Agreement
4.1	Subscription Agreement	Filed with the 1-A on February 14, 2022.
6. Material Agreements
6.1	Convertible Promissory Note, $200,000 face amount, in favor of Elliott Polatoff	Filed with the 1-A on February 14, 2022.
6.2	Convertible Promissory Note, $62,500 face amount, in favor of Elliott Polatoff	Filed with the 1-A on February 14, 2022.
6.3	Convertible Promissory Note, $120,000 face amount, in favor of Giga Ventures LLC	Filed with the 1-A on February 14, 2022.
6.4	Stock Purchase Agreement between Richard Edelson and Elliott Polatoff	Filed herewith
11. Consents
11.1	Consent of Newlan Law Firm, PLLC (see Exhibit 12.1)	Filed with the 1-A on February 14, 2022.
12. Opinion re: Legality
12.1	Opinion of Newlan Law Firm, PLLC	Filed with the 1-A on February 14, 2022.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on March 10, 2022.

NEW FRONTIER ENERGY, INC. By: /s/ Richard Edelson Richard Edelson Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Richard Edelson Richard Edelson Chief Executive Officer, Acting Chief Financial Officer, Principal Accounting Officer, Secretary and Director	March 10, 2022

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